Exhibit 10.1

October 30, 2018

Macquarie Infrastructure Corporation

MIC Ohana Corporation

125 West 55th Street

New York, New York 10019

Attention: Mr. Norman Brown, Lead Independent Director

Re:	Limited Waiver under the MSA

Mr. Brown:

Reference is made to the Third Amended and Restated Management Services Agreement (the “MSA”), by and among Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”), MIC Ohana Corporation, a Delaware corporation (a “Managed Subsidiary”), and Macquarie Infrastructure Management (USA) Inc., a Delaware corporation (the “Manager”), dated as of May 21, 2015. The Manager desires to waive its right to receive certain payments under the MSA to the extent set forth below. Each capitalized term used but not defined herein has the meaning given to it in the MSA.

1.	Solely for purposes of Section 7.2 of the MSA, in clauses (i), (ii), and (iii) of the definition of “Base Management Fee” in Article I of the MSA, the Manager hereby waives its right to receive a “Base Management Fee” with respect to such portion of Net Investment Value which is in excess of 0.08333% of the Net Investment Value per calendar month. For purposes of clarity, the effect of this Limited Waiver is such that clauses, (i), (ii), and (iii) will be interpreted to read as follows for the duration of this Limited Waiver:

(i)           where the Net Investment Value is less than or equal to USD500 million, 0.08333% per calendar month of such Net Investment Value;

(ii)           where the Net Investment Value is greater than USD500 million, but less than or equal to USD1,500, 0.08333% per calendar month of such Net Investment Value;

(iii)           where the Net Investment Value is greater than USD1,500 million, 0.08333% per calendar month of such Net Investment Value;

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2.	Solely for purposes of Section 7.2 of the MSA, in the definition of “Net Investment Value” in Article I of the MSA, the Manager hereby waives its right to include the amounts described in sub-sections (b) and (c) of the definition of “Net Investment Value”. For purposes of clarity, the effect of this Limited Waiver is such that the definition will be interpreted to read as follows for the duration of this Limited Waiver:

“Net Investment Value” means:

(a)            the Market Value of the shares of Company Common Stock; plus

(b)            [waived pursuant to the above]; plus

(c)            [waived pursuant to the above]; less

(d)           the aggregate amount held by the Company and its Managed Subsidiaries in cash or cash equivalents (but not including cash or cash equivalents held specifically for the benefit of any Subsidiary of a Managed Subsidiary).

3.	For the avoidance of doubt, for purposes of the remainder of the MSA, including Article X of the MSA, and including with respect to the effect of a Delisting Event, the calculation of the Termination Fee or the determination of “substantially similar terms as set forth in this Agreement,” this Limited Waiver shall not apply in any respect and any such calculation or determination shall be made without reference to the waivers set forth in this Limited Waiver.

This Limited Waiver shall be effective for calculations of the Base Management Fee under Section 7.2 of the MSA for the period beginning November 1, 2018, and shall continue until the earlier to occur of: (i) the date of the termination of the MSA in accordance with its terms or (ii) the date that is one year after the Manager provides written notice to the Company and Managed Subsidiary, at the Manager’s sole discretion, of the Manager’s revocation of this Limited Waiver.

For the avoidance of doubt, except to the extent a provision is specifically waived by this Limited Waiver, the MSA remains unchanged and in full force and effect.

[Signature Page Follows]

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Sincerely,

MACQUARIE INFRASTRUCTURE MANAGEMENT (USA) INC.

By:	/s/ Graeme Conway
	Name:	Graeme Conway
	Title:	President

cc:           Christopher Frost, Chief Executive Officer, Macquarie Infrastructure Corporation

ACKNOWLEDGED BY:

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ Christopher Frost
Name: Christopher Frost
Title: Chief Executive Officer

MIC OHANA CORPORATION

By:	/s/ Christopher Frost
Name: Christopher Frost
Title: President

[Signature Page to Limited Waiver]